Exhibit 23.1

Assentsure PAC
UEN – 201816648N
180B Bencoolen Street 03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-3 of our report dated April 30, 2025, with respect to the consolidated financial statements of NFT Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

June 27, 2025